SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 17, 2003

XML - GLOBAL TECHNOLOGIES, INC.
 (Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-23391 (Commission file number)	84-1434313 (IRS Employer Identification No.)

c/o 880-609 Granville St. Vancouver, British Columbia, Canada  V7Y 165
(Address of principal executive offices)                                (Zip Code)

Registrant's telephone number, including area code: (604) 685-5535

1818 Cornwall Avenue, Suite 22, Vancouver, British Columbia, Canada  V6J 1C7
(Former name or former address, if changed since last report)

ITEM 2:      DISPOSITION OF ASSETS

       XML-Global Technologies, Inc. (the "Company") previously announced that effective August 21, 2003, it entered into a Purchase and Sale Agreement ("Purchase Agreement") with Xenos Group Inc., an Ontario corporation ("Xenos"), pursuant to which the Company had agreed to sell to Xenos substantially all of its business assets.

       Effective November 17, 2003, the Company consummated the Purchase Agreement and related transactions which resulted in the disposition of substantially all of its business assets. The transaction had been approved by the Company shareholders at its annual meeting, which was held November 14, 2003.

        In the transaction, the Company transferred to Xenos substantially all of its business assets, including the assets held by controlled subsidiaries. The assets which were disposed of consisted of the technologic assets, including computer software, patents and patent applications, copyrights and other intellectual property, tangible assets including furniture, fixtures, machinery and equipment, accounts receivable, licenses, customer rights and general intangible assets including websites, trademarks, domain names and telephone numbers. In consideration of the assets, Xenos paid a combination of one million two hundred-fifty thousand dollars ($1,250,000) in cash, subject to closing adjustments, and issued 1,000,000 shares of Xenos common stock, which is traded on the Toronto Stock Exchange under the symbol "XNS". In addition, Xenos assumed certain accounts payable of the Company incurred in the ordinary course of business. Xenos also assumed the lease covering the Company's offices located in Vancouver, British Columbia, which it will occupy for an undetermined period of time.

       All 1,000,000 shares of Xenos common stock issued as part of the purchase price for the Company's assets will be held in escrow for a period of 12 months following the closing date. Xenos has agreed to pay a price guarantee, not to exceed C$1,340,000, at the end of the 12-month escrow period if its shares of common stock are trading below C$3.50 per share on the TSX.

       The Company has agreed to pay to a group of developers who are responsible for developing the Transform Kernel technology a total of two hundred-fifty thousand dollars ($250,000) from the cash proceeds of the sale and has agreed to assign to the developer group an aggregate of 250,000 shares of Xenos common stock issued as part of the purchase price. Of the cash payable to the developers, $200,000 was paid at closing and the remaining $50,000 was paid into escrow to be delivered to the developers after 12 months, subject to certain conditions. The 250,000 shares of Xenos common stock assigned to the developers are also subject to the 12-month escrow agreement.

      The attached pro forma financial information has been prepared to demonstrate the effect of the disposition of the Company's business assets.

       Following the transaction, the Company plans to investigate new business opportunities, including possible acquisitions and mergers. However, as of the date of this Report there exist no agreements, arrangements or understandings concerning any possible transaction.

       Since consummating the sale of assets to Xenos, the Company has been occupying offices maintained by MCSI Consulting Inc., a consulting firm controlled by Simon Anderson, our Chief Financial Officer. The expenses for rent, clerical, administrative and other overhead expenses will be charged to the Company by MCSI as part of its consulting agreement with the Company. In addition the Company has developed a new Internet website which can be found at www.xmlg2.com.
ITEM 7:	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
(a)	Financial Statements of Business Acquired
Not applicable.
(b)	Pro Forma Financial Information

The following unaudited pro forma condensed consolidated financial statements of XML-Global Technologies, Inc. are derived from the application of pro forma adjustments to our historical financial statements and to give effect to the terms of our sale of substantially all of our business assets to Xenos Group Inc. The unaudited pro forma condensed consolidated statements of operations for the fiscal year ended June 30, 2003 and the three month period ended September 30, 2003, have been prepared as if the disposition had occurred as of the beginning of the periods reported. The unaudited pro forma condensed consolidated balance sheets as of June 30, 2003 and September 30, 2003, have been prepared as if the disposition of assets had occurred as of July 1, 2002.

The following unaudited pro forma condensed consolidated statements of operations do not purport to be indicative of what our operations would have been had the sale of assets taken place on the dates indicated. The following unaudited pro forma condensed consolidated balance sheets do not purport to be representative of what our financial position would have been had the sale of assets taken place on the dates indicated.

These unaudited pro forma condensed consolidated financial statements should be read in conjunction with our historical financial statements and the related notes thereto included in our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS OF XML GLOBAL TECHNOLOGIES, INC.

We have prepared certain unaudited pro forma combined condensed financial information to assist readers in understanding the nature and effect of the sale of our business assets on our financial statements. The following unaudited pro forma condensed statement of operations for the year ended June 30, 2003 and the three months ended September 30, 2003 are presented as if the disposition of our business assets had occurred on July 1, 2002, and eliminate the results of operations associated with the business assets.

The unaudited pro forma condensed balance sheets present our financial position as if the disposition had occurred on June 30, 2003.

We have adjusted the historical consolidated financial information to give effect to pro forma events that are directly attributable to the sale and factually supportable. You should read this information in conjunction with the:
*	accompanying notes to the Unaudited Pro Forma Combined Condensed Financial Statements;
*	separate historical financial statements of XML Global as of and for the year ended June 30, 2003 included in our report on Form 10-KSB; and
*	separate historical financial statements of XML Global as of and for the three months ended September 30, 2003 included in our report on Form 10-QSB.

The unaudited pro forma condensed financial information is presented for informational purposes only. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had the sale been completed at the dates indicated. In addition, the unaudited pro forma combined condensed financial information does not purport to be indicative of the future financial position or operating results of XML Global.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET OF XML-GLOBAL TECHNOLOGIES, INC. AT JUNE 30, 2003
	Historical	Sale to	Settlement	Pro Forma		Pro Forma
		Xenos	With	Adjustments
		(Note 1)	Developers	(Note 3)
Assets			(Note 2)
Current assets
Cash and cash equivalents	33,375	1,250,000	(250,000)	(193,805)	(a) (b)	839,570
Other receivables	13,688	-	-	-		13.688
Prepaid expenses	1,126	-	-	-		1,126
Net assets to be disposed of	89,662	(89,662)	-	-		-
	137,851	1,160,338	(250,000)	(193,805)		854,384
Investment in Xenos stock	-	2,592,000	(648,000)			1,944,000

Total Assets	137,851	3,752,338	(898,000)	(193,805)		2,798,384

Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable and accrued liabilities	185,745	-	-	-		185,745
Foreign income taxes payable	116,010	-	-	-		116,010
Total Liabilities	301,755	-	-	-		301,755

Stockholders' Equity (Deficit)
Preferred stock	-	-	-	-		-
Common stock	5,806	-	-	-		5,806
Additional paid-in capital	16,292,837	-	-	-		16,292,837
Accumulated other comprehensive income	(69,882)	-	-	-		(69,882)
Accumulated deficit	(16,392,665)	3,752,338	(898,000)	(193,805)	(a) (b)	(13,732,132)
Total Stockholders' Equity (Deficit)	(163,904)	3,752,338	(898,000)	(193,805)		2,796,629
Total Liabilities and Stockholders' Equity (Deficit)	137,851	3,752,338	(898,000)	(193,805)		2,798,384

See accompanying notes to unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA CONDENSED BALANCE SHEET OF XML-GLOBAL TECHNOLOGIES, INC. AT SEPTEMBER 30, 2003
	Historical	Sale to	Settlement	Pro Forma		Pro Forma
		Xenos	With	Adjustments
		(Note 1)	Developers	(Note 3)
Assets			(Note 2)
Current assets
Cash and cash equivalents	18,497	1,250,000	(250,000)	(143,397)	(a) (b)	875,100
Other receivables	15,310	-	-	-		15,310
Prepaid expenses	836	-	-	-		836
Net assets to be disposed of	205,463	(205,463)	-	-		-
	240,106	1,044,537	(250,000)	(143,397)		891,246
Investment in Xenos stock		2,592,000	(648,000)			1,944,000

Total Assets	240,106	3,636,537	(898,000)	(143,397)		2,835,246

Liabilities and Stockholders' Equity
Liabilities
Current liabilities
Accounts payable and accrued liabilities	257,925	-	-	-		257,925
Foreign income taxes payable	119,509	-	-	-		119,509
Total Liabilities	377,434	-	-	-		377,434

Stockholders' Equity (Deficit)
Preferred stock	-	-	-	-		-
Common stock	5,806	-	-	-		5,806
Additional paid-in capital	16,292,837	-	-	-		16,292,837
Accumulated other comprehensive income	(67,653)	-	-	-		(67,653)
Accumulated deficit	(16,368,318)	3,636,537	(898,000)	(143,397)	(a) (b)	(13,773,178)
Total Stockholders' Equity (Deficit)	(137,328)	3,636,537	(898,000)	(143,397)		2,457,812
Total Liabilities and Stockholders' Equity (Deficit)	240,106	3,636,537	(898,000)	143,397)		2,835,246

See accompanying notes to unaudited pro forma combined condensed financial statements.

 UNAUDITED PRO FORMA CONDENSED RESULTS OF OPERATIONS OF XML-GLOBALl TECHNOLOGIES, INC. FOR THE YEAR ENDED JUNE 30, 2003

	Historical	Relating to	Pro Forma	Pro Forma
	(Note 1)	Business	Adjustments
		Assets Sold	(Note 4)
		(Note 2)
Revenue	-	-	-	-
Cost of revenue	-	-	-	-
Gross profit	-	-	-	-

Operating expenses
Research and development	-	-	-	-
Marketing and selling	-	-	-	-
General and administrative	475,422	-	-	475,422
Depreciation and amortization	-	-	-	-
Total operating expenses	475,422	-	-	475,422
Operating loss from continuing operations	(475,422)	-	-	(475,422)
Other income (expense)
Interest expense (net)	(6,513)			(6,513)
Net loss from continuing operations, before income taxes	(481,935)			(481,935)
Income taxes	2,500			2,500
Net loss from continuing operations	(484,435)	-	-	(484,435)
Net loss from discontinued operations	(3,910,325)	4,042,840	(132,515)	-
Net loss	(4,394,760)	4,042,840	(132,515)	(484,435)

Weighted average number of shares, basic and diluted	58,055,736			58,055,736

Operating loss per share, basic and diluted	(0.00)			(0.01)

See accompanying notes to unaudited pro forma combined condensed financial statements.

UNAUDITED PRO FORMA CONDENSED RESULTS OF OPERATIONS OF XML-GLOBAL TECHNOLOGIES, INC. FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2003
	Historical	Relating to	Pro Forma
	(Note 1)	Business
		Assets Sold

Revenue	-	-	-
Cost of revenue	-	-	-
Gross profit	-	-	-

Operating expenses
Research and development	-	-	-
Marketing and selling	-	-	-
General and administrative	58,371	-	58,371
Depreciation and amortization	-	-	-
	58,371	-	58,371
Operating loss and net loss from continuing operations	(58,371)	-	(58,371)
Net income from discontinued operations	82,718	(82,718)	-
Net loss	24,347	(82,718)	(58,371)

Weighted average number of shares, basic and diluted	58,055,736		58,055,736

Operating loss per share, basic and diluted	(0.00)		(0.00)

See accompanying notes to unaudited pro forma combined condensed financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS OF
XML-GLOBAL TECHNOLOGIES, INC.

Note 1 - The Sale of our Business Assets

As part of the Xenos transaction, we sold our net business assets (furniture and fixtures, trade accounts receivable and intellectual property relating to GoXML Transform, GoXML Registry, GoXML Messaging and GoXML Search), offset by certain trade accounts payable and unearned revenue to be assumed by Xenos. As consideration for these net assets, Xenos paid $1.25 million in cash and issued 1,000,000 shares of common stock of Xenos. The Xenos shares will be held in escrow and will not be saleable for 12 months following the closing. The agreement also provides for a price guarantee such that if the average closing price of Xenos stock at the end of the 12 month escrow is less than C$3.50 (approximately $2.60) per share, Xenos Group will provide cash for the difference between C$3.50 per share and the average closing price of the Xenos stock, although the maximum price guarantee is limited to C$1.34 (approximately $0.99) per share of Xenos common stock. For the purpose of this pro forma analysis, we have assumed that the gross proceeds will be $2.60 per share of Xenos stock, for gross proceeds of the asset sale of $3.85 million. If, after one year, the shares of Xenos are trading at less than C$2.16 (approximately $1.60), the difference between the trading price at that date and C$2.16 will not be protected by the price guarantee. At December 3, 2003, shares of Xenos closed at C$3.50 (approximately $2.60) on the Canadian TSX Exchange. We have translated Canadian dollar amounts into United States dollars at the average exchange rate in effect at June 30, 2003 or September 30, 2003, as applicable. These rates were approximately C$1.35 equaling $1.00.

On the pro forma condensed statement of operations, we have eliminated the income or loss from discontinued operations. The majority of our results of operations relate to the business operations sold to Xenos. A small portion relates to the sale of product that completed in April 2003. The results of discontinued operations represent all of our operating revenues and all of our operating expenses except those expenses relating to the administration of the public company.

Note 2 - Amounts due to Developer Group

In April 2003, we acquired technology in exchange for warrants to purchase 16,000,000 shares of our common stock. The purchase agreement provided that if we sold the acquired technology within 12 months, we would allocate certain proceeds to the Developer group. In July 2003, we entered into a further agreement with the Developers to allocate proceeds from the Xenos Group Inc. sale. This agreement provided that the Developers would receive $200,000 on closing, $50,000 one year after closing (unless the Developers, who will be employed by Xenos after the closing, leave Xenos or are dismissed for cause) and 250,000 shares of Xenos Group Inc. stock one year after closing. The 16,000,000 warrants held by the developers have been surrendered. The $50,000 and 250,000 shares of Xenos payable one year after the transaction closes are being held in escrow.

Note 3 - Adjustments to Unaudited Pro Forma Condensed Balance Sheet

(a) We have adjusted the pro forma condensed balance sheet to provide for expected professional and other costs associated with the transaction to be incurred after the balance sheet date. The amount of this adjustment is estimated to be $110,805 at June 30, 2003 and $60,397 at September 30, 2003.

(b) We have adjusted the pro forma condensed balance sheet to provide for bonuses totalling $83,000 to be paid to directors, officers and staff that are contingent on the Xenos transaction closing.

Note 4 - Adjustments to Unaudited Pro Forma Condensed Statements of Operations

(a) We have eliminated revenues ($88,157) and a gain on sale ($44,758) associated with the license and subsequent sale of our Xtract product. These items do not relate to intellectual property sold to Xenos but are not part of our ongoing results of operations.

Note 5 - Items Not Adjusted

The pro forma statements do not reflect any cost savings and other benefits that may be enjoyed by the Company as a result of the sale. Additionally, costs associated with developing a future plan of operation for the Company are unknown and as a result are not reflected but may be recorded subsequent to the sale.
(c)	Exhibits
	Item	Title
*	2.0	Definitive Purchase and Sale Agreement
**	10.1	Escrow Agreement between XML Global technologies, Inc. Xenos Group Inc., and Borden Ladner Gervais LLP
***	10.2	Developer Agreements dated July 29, 2003
**	10.3	Agreement between XML Global Technologies Inc., Xenos Group Inc. and Developers dated November 17, 2003.
**	10.4	Assignment of Lease dated November 17, 2003.

___________________________________________
*	Incorporated by reference from the Company's definitive proxy statement for its annual meeting of shareholders on November 14, 2003, as filed with the commission on October 24, 2003.
* *	Incorporated by reference from the Company's Quarterly Report on form 10-QSB for the quarter ending September 30, 2003, as filed with the Commission on December 5, 2003.
***	Incorporated by reference from the Company's Annual Report on form 10-KSB for the fiscal year ending June 30, 2003, as filed with the Commission on October 3, 2003.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
XML - GLOBAL TECHNOLOGIES, INC.
Date: December 11, 2003	By: /s/ Simon Anderson
Simon Anderson, Chief Financial Officer